Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT

AMENDMENT NO. 2, dated as of April 14, 2016 (this “Amendment”), to the Credit Agreement, dated as of April 17, 2013 (as amended prior to the date hereof, the “Credit Agreement”), among EVERTEC GROUP, LLC (the “Borrower”), EVERTEC INTERMEDIATE HOLDINGS, LLC (“Holdings”), the lenders from time to time party thereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as administrative agent and collateral agent (in such capacity, the “Administrative Agent”),

Swingline Lender and L/C Issuer. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement unless otherwise defined herein.

W I T N E S S E T H :

WHEREAS, the Borrower has requested certain amendments and waivers related to its reporting requirements under the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Amendments

Subject to the occurrence of the Amendment No. 2 Effective Date (as defined below), the Credit Agreement is amended as follows:

(a) The following definitions are added to Section 1.01 of the Credit Agreement in alphabetical order:

“1Q2016 Earnings Release” shall have the meaning assigned to such term in Section 5.04(b).

“2Q2016 Earnings Release” shall have the meaning assigned to such term in Section 5.04(b).

“2015 Audited Financial Statements” shall have the meaning assigned to such term in Section 5.04(a).

“Amendment No. 2 Effective Date” shall mean April 14, 2016, the date on which Amendment No. 2 to this Agreement became effective.

“Restatement 8-K” shall mean the Current Report on Form 8-K filed by Evertec with the SEC on March 23, 2016.

“Specified Financial Materials” shall have the meaning assigned to such term in the definition of “Pricing Grid.”

(b) The definition of “Pricing Grid” in Section 1.01 of the Credit Agreement is hereby amended by adding the following at the end of the second table therein:

“; provided that if any of (x) the 2015 Audited Financial Statements, (y) the financial statements with respect to the fiscal quarter of the Borrower ended March 31, 2016 required to be delivered pursuant to Section 5.04(b), or (z) related deliverables under Section 5.04(c) or (h) for such fiscal year and fiscal quarter (the materials described in clauses (x), (y) and (z), the “Specified Financial Materials”) are not delivered to the Administrative Agent by May 30, 2016, on and after May 31, 2016, all Applicable Margins for Term A Loans, Term B Loans and Revolving Facility Loans shall be 50 basis points higher than the percentages set forth in the tables above; provided, further, that if any of the Specified Financial Materials are not delivered to the Administrative Agent by July 15, 2016, on and after July 16, 2016, all Applicable Margins for Term A Loans, Term B Loans and Revolving Facility Loans shall be increased by an additional 25 basis points so that such Applicable Margins shall be 75 basis points higher than the percentages set forth in the tables above.”

(c) Section 1.02 of the Credit Agreement is hereby amended by adding the following at the end thereof:

“Notwithstanding anything to the contrary in the definition of “Pro Forma Compliance” and “Test Period,” the calculations of Consolidated Total Assets, EBITDA, Financial Performance Covenant, Senior Secured Leverage Ratio and Total Secured Leverage Ratio as of and for any period ended (i) December 31, 2015 shall be made by reference to the unaudited financial information for the fiscal year ended December 31, 2015 set forth in the Current Report on Form 8-K furnished to the SEC on February 17, 2016, until the delivery of the 2015 Audited Financial Statements and such calculations shall be made as of December 31, 2015 until such calculations can be made through the use of financial information for the fiscal quarter ended March 31, 2016 pursuant to clause (ii) below, (ii) March 31, 2016 shall be made (for any determination made on or after May 16, 2016) by reference to the unaudited financial information for the fiscal quarter ended March 31, 2016 to be set forth in the 1Q2016 Earnings Release, until the delivery of unaudited financial statements for such fiscal quarter and (iii) June 30, 2016 shall be made (for any determination made on or after August 15, 2016) by reference to the unaudited financial information for the fiscal quarter ended June 30, 2016 to be set forth in the 2Q2016 Earnings Release, until the delivery of unaudited financial statements for such fiscal quarter, in each of clauses (i), (ii) and (iii), subject to reasonable adjustments to account for differences between the financial results and condition of Evertec and the Borrower.”

(d) Section 5.04(a) of the Credit Agreement is hereby amended by adding the following proviso at the end thereof:

“provided that the deadline for delivery of the financial statements and audit opinion required by this Section 5.04(a) for the fiscal year ended December 31, 2015 (collectively, the “2015 Audited Financial Statements”) shall be extended to September 15, 2016;”.

(e) Section 5.04(b) of the Credit Agreement is hereby amended by adding the following proviso at the end thereof:

“provided that (i) the deadline for delivery of the financial statements and certification required by this Section 5.04(b) for the fiscal quarter ended March 31, 2016 shall be the earlier of (x) September 15, 2016, so long as Evertec publicly issues an earnings release (the “1Q2016 Earnings Release”) with respect to such fiscal quarter (in a form consistent in all material respects with quarterly earnings releases historically issued by Evertec (except for any qualifications in connection with the matters set forth in the Restatement 8-K)) not later than May 16, 2016 and (y) the later of (A) May 15, 2016 and (B) the date of delivery of the 2015 Audited Financial Statements under Section 5.04(a) and (ii) the deadline for delivery of the financial statements and certification required by this Section 5.04(b) for the fiscal quarter ended June 30, 2016 shall be the earlier of (x) September 15, 2016, so long as Evertec publicly issues an earnings release (the “2Q2016 Earnings Release”) with respect to such fiscal quarter (in a form consistent in all material respects with quarterly earnings releases historically issued by Evertec (except for any qualifications in connection with the matters set forth in the Restatement 8-K)) not later than August 15, 2016 and (y) the later of (A) August 14, 2016 and (B) the date of delivery of the 2015 Audited Financial Statements under Section 5.04(a);”.

(f) Section 5.04(c) of the Credit Agreement is hereby replaced in its entirety with the following:

“(c) (x) concurrently with any delivery of financial statements under paragraphs (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) commencing with the first full fiscal quarter ending after the Closing Date, setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the Financial Performance Covenant, and (iii) setting forth the calculation of Excess Cash Flow for Applicable Period then ended and the Applicable Percentage of such Excess Cash Flow and any changes in the Cumulative Credit since the last delivery of a certificate under this paragraph (c) or since the Closing Date in the case of the first such certificate; provided that (A) such certificate with respect to the fiscal year ended December 31, 2015 shall be provided not later than April 14, 2016, (B) such certificate with respect to the fiscal quarter ended March 31, 2016 shall be provided not later than the earlier of (I) May 16, 2016 and (II) the deadline for delivery of the financial statements for the fiscal quarter ended March 31, 2016 pursuant to the proviso of Section 5.04(b), (C) such certificate with respect to the fiscal quarter ended June 30, 2016 shall be provided not later than the earlier of (I) August 15, 2016 and (II) the deadline for delivery of the financial statements for the fiscal quarter ended June 30, 2016 pursuant to the proviso of Section 5.04(b), and (D) any such certificate delivered prior to the delivery of the 2015 Audited Financial Statements may be subject to reasonable qualifications in connection with the matters set forth in the Restatement 8-K, in which case, a replacement certificate not including such qualification shall be delivered within two Business Days of the delivery of the 2015 Audited Financial Statements, (y) concurrently with any delivery of financial statements under paragraph (a) above, if the accounting firm is not restricted from providing such a certificate by its policies, a certificate of the accounting firm opining on or certifying such statements stating whether they obtained knowledge during the course of their examination of such statements of any Default or Event of Default (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) and (z) concurrently with any delivery of financial statements under paragraphs (a) or (b) above, a copy of management’s discussion and analysis with respect to such financial statements, all of which shall be in form and detail reasonably satisfactory to the Administrative Agent (it being understood that the delivery by Evertec of reports on Form 10-Q or Form 10-K of Evertec and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(c)(z) to the extent such reports include such management’s discussion and analysis);”.

(g) Section 5.04(i) of the Credit Agreement is hereby amended by adding the following before the period:

“; provided that, with respect to the delivery of financial statements for the year ended December 31, 2015, the information required to be delivered in accordance with this paragraph (i) may be qualified as reasonably necessary in connection with the matters set forth in the Restatement 8-K and will be delivered not later than April 25, 2016, and if so qualified, information that is not so qualified shall be delivered within two Business Days of the delivery of the 2015 Audited Financial Statements”.

(h) Section 6.06 of the Credit Agreement is hereby amended by adding the following at the end thereof:

“Notwithstanding the foregoing, on and after the Amendment No. 2 Effective Date until the Specified Financial Materials have been delivered, no Restricted Payment shall be made pursuant to Section 6.06(c), (e), (h), (i) or (m) other than Restricted Payments made solely to fund dividends on the common stock of Evertec in an amount not to exceed $0.10 per share per quarter (as appropriately adjusted for any stock splits, reverse stock splits or stock recapitalizations).”

ARTICLE II

Waivers

SECTION 2.1. The Borrower delivered the Budget with respect to the fiscal year of the Borrower ended December 31, 2015 on March 24, 2016. As of the Amendment No. 2 Effective Date, the Required Lenders hereby waive the Default that arose in connection with the delayed delivery of the Budget.

SECTION 2.2. On March 23, 2016, Evertec filed a Current Report on Form 8-K with the SEC (the “Restatement 8-K”) that describes certain errors in its previously issued financial statements. The Required Lenders hereby waive any breach of a representation or deemed representation, and any Default or Event of Default, arising out of the errors and estimated restatement impacts described, in all material respects, in the Restatement 8-K.

ARTICLE III

Conditions to Effectiveness

The effectiveness of this Amendment is subject to the satisfaction of the following conditions (the date of such satisfaction, the “Amendment No. 2 Effective Date”):

(a) The Administrative Agent (or its counsel) shall have received from (i) each Loan Party (other than EVERTEC México Servicios de Procesamiento S.A. de C.V. and EVERTEC Guatemala, S.A. (the “Specified Subsidiaries”)) a counterpart of this Amendment signed on behalf of such Loan Party and (ii) from the Required Lenders the executed consent in the form of Exhibit A hereto.

(b) The Borrower shall have paid to the Administrative Agent for the account of each Applicable Lender (as defined below), a consent fee equal to (x) 0.50% of such Applicable Lender’s Term Loans and (y) 0.50% of such Applicable Lender’s Revolving Facility Commitments as of the date hereof. “Applicable Lender” shall mean each Lender that has executed and delivered to the Administrative Agent its consent to this Amendment prior to 5:00 p.m., New York City time, on April 13, 2016 or such later date and time specified by the Borrower and notified in writing to the Lenders by the Administrative Agent.

(c) The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower dated as of the Amendment No. 2 Effective Date stating that, after giving effect to this Amendment, each of the representations and warranties set forth in Article IV of this Amendment are true and correct on such date.

(d) The Borrower shall have paid all fees, costs and expenses of the Administrative Agent, including reasonable fees and disbursements of its counsel, due and payable on or prior to the Amendment No. 2 Effective Date, in the case of expenses, to the extent invoiced at least one Business Day prior to the Amendment No. 2 Effective Date.

(e) The Administrative Agent shall have received a certificate of a Responsible Officer of each Loan Party dated the Amendment No. 2 Effective Date (in each case, the “Certificate”) and certifying (I) to the effect that (A) attached thereto is a true and complete copy of the certificate or articles of incorporation, certificate of limited partnership, articles of incorporation, certificate of formation or other equivalent organizational documents of such Loan Party certified as of a recent date, or in the alternative (other than in the case of the Borrower), the Certificate will certify that such organizational documents have not been amended since April 17, 2013, and that such organizational documents are in full force and effect, (B) attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent governing documents) of each Loan Party as in effect on the Amendment No. 2 Effective Date, or in the alternative (other than in the case of the Borrower), the Certificate will certify that such governing documents have not been amended since April 17, 2013, and that such governing documents are in full force and effect and (C) attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party (or its managing general partner, managing member or equivalent) of each Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party, and that such resolutions have not been modified, rescinded or amended, and that such resolutions are in full force and effect, and (II) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of any Loan Party and signed by another officer as to the incumbency and specimen signature of the Responsible Officer executing the certificate pursuant to this clause (e); provided that any Specified Subsidiary may deliver its Certificate in accordance with Section 5.3.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment No. 2 Effective Date.

ARTICLE IV

Representations and Warranties

Each Loan Party represents and warrants as follows:

(a) after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing; and

(b) after giving effect to this Amendment, the representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof, as applicable, with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

ARTICLE V

Miscellaneous

SECTION 5.1. Continuing Effect; No Other Amendments or Waivers. This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement and the other Loan Documents except as expressly stated herein and shall not be construed as an amendment, waiver or consent to any action on the part of Holdings, the Borrower or any Subsidiary of the Borrower that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly waived hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 5.2. Guarantors’ Acknowledgment. With respect to the amendments to the Credit Agreement effected by this Amendment, each Guarantor hereby acknowledges and agrees to this Amendment and confirms and agrees that its Guarantee and each Security Document to which it is a party is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of this Amendment, each reference in the Guarantee Agreement and Security Document to the Credit Agreement, “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or modified by this Amendment. Although the Administrative Agent and the Lenders have informed the Guarantors of the matters set forth above, and each Guarantor has acknowledged the same, each Guarantor understands and agrees that neither the Administrative Agent nor any Lender has any duty under the Credit Agreement, the Guarantee Agreement or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any transaction hereafter. Each Loan Party hereby ratifies and reaffirms the validity, enforceability and perfection of the Liens and security interests granted to the Collateral Agent for the benefit of the Secured Parties to secure any of the Obligations (as defined in the Credit Agreement and including after giving effect to this Amendment) by each Loan Party pursuant to the Security Documents to which any Loan Party is a party and agrees that the Liens and security interests granted pursuant to the Security Documents shall continue to secure the Obligations under the Credit Agreement as amended by this Amendment.

SECTION 5.3. Post-Closing Matters. As promptly as practicable after the date of this Amendment, but in any event within 30 days following the Amendment No. 2 Effective Date, (a) all actions (if any) required or advisable to be taken in each jurisdiction where a Loan Party is organized in order to confirm the Guarantee of the Obligations of such Loan Party or to confirm the continued validity of any security interest securing the Obligations, as reasonably determined by the Administrative Agent after consultation with local counsel, shall have been taken; and (b) each Specified Subsidiary shall deliver to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, (x) a counterpart or joinder to this Amendment signed on behalf of such Specified Subsidiary and (y) a certificate of a Responsible Officer of such Specified Subsidiary described in paragraph (e) of Article III of this Amendment; provided that the failure to comply with this Section 5.3 within 30 days following the Amendment No. 2 Effective Date shall result in an Event of Default.

SECTION 5.4. Counterparts. This Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

SECTION 5.5. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signatures to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

EVERTEC GROUP, LLC

By:	/s/ Peter J.S. Smith
	Name:	Peter J.S. Smith
	Title:	EVP - Chief Financial Officer

EVERTEC INTERMEDIATE HOLDINGS, LLC

By:	/s/ Peter J.S. Smith
	Name:	Peter J.S. Smith
	Title:	EVP – Chief Financial Officer

SUBSIDIARY GUARANTORS:

EVERTEC COSTA RICA, S.A.

By:	/s/ Morgan M. Schuessler
	Name:	Morgan M. Schuessler
	Title:	President

EVERTEC PANAMA, S.A.

By:	/s/ Morgan M. Schuessler
	Name:	Morgan M. Schuessler
	Title:	President

EVERTEC DOMINICANA, SAS

By:	/s/ Carlos J. Ramírez
	Name:	Carlos J. Ramírez
	Title:	Vice President

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Nicholas Gitron-Beer
	Name:	Nicholas Gitron-Beer
	Title:	Vice President

[Signature Page to Amendment No. 2 to EVERTEC Credit Agreement]